Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact: Jeffrey S. Beyersdorfer (915) 534-1400	Media Contact: Gary Hanson (915) 534-1400

WESTERN REFINING REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS

Improved Margins and Cost Savings Initiatives Contributed to Profitable Quarter
Suspending Yorktown Refining Operations; Will Continue to Provide Product Locally

EL PASO, Texas – August 5, 2010 – Western Refining, Inc. (NYSE:WNR) today reported net income of $14.4 million, or $0.16 per diluted share, for the second quarter ended June 30, 2010 versus a net loss, excluding special items, of $28.5 million, or $0.39 per diluted share, for the same period in 2009. Including special items, the net loss for the second quarter of 2009 was $307.3 million, or $4.20 per diluted share, which included a non-cash goodwill impairment loss of $299.6 million.  A reconciliation of net income (loss) to net income (loss) excluding special items, for all periods shown, is included in the accompanying financial tables.

Jeff Stevens, Western’s President and Chief Executive Officer, said, “We are pleased with our second quarter results, which reflect improved refining margins and continued gains as a result of our cost savings initiatives.  Our Southwest refineries operated well and took advantage of the margin environment which showed improvement from the first quarter of the year and the second quarter of 2009.  In addition, our Retail and Wholesale businesses both delivered increased operating income due to continued fuel volume growth as market conditions improved in the Southwest.”

The Company reported that its cost savings initiatives are generating results ahead of plan.  Consolidating the operations of the two Four Corners refineries into the Gallup refinery has generated $13 million in year-to-date savings and remains on track to achieve the original estimate of $25 million in annualized cost reductions.  In addition to the savings realized in the Four Corners consolidation, the Company has realized $14 million in other cost reductions year-to-date and expects to exceed its original estimate of $25 million for 2010.

Western also announced today that it is suspending refining operations at its Yorktown refinery due to the poor outlook for East Coast refining margins.  Western will continue to operate the Yorktown products terminal and supply the region with finished products.  The Company is evaluating all strategic alternatives and if the situation improves would consider restarting refining operations.  A safe and orderly shutdown of the processing units at the refinery will begin immediately and take approximately six weeks to be completed.

Stevens stated, “The decision to suspend refining operations at the Yorktown refinery was a difficult, but necessary decision driven by the on-going challenging refining margin environment experienced on the East Coast, the continued low price differentials between light/heavy crudes, and poor coking economics.  This was a market-driven decision and is not a reflection of the commitment of our Yorktown employees to run a safe and reliable operation.  Western is committed to treating them fairly and with respect as we work through this transition.”

As a result of this decision, the Company will record a one-time cash charge totaling approximately $13 million during the second half of 2010.

“The recent operational changes, the reduced cost structure of the Company, the position of our business units in the strengthening Southwest region, along with increasing demand for refined products, position the Company well for the future,” Stevens concluded.

Conference Call Information
A conference call is scheduled for August 5, 2010, at 10:00 a.m. ET to discuss Western’s financial results. The call can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing (866) 566-8590, passcode: 81780479. The audio replay will be available through August 12, 2010, by dialing (800) 642-1687, passcode: 81780479.

A copy of this press release, together with the reconciliations of certain non-GAAP financial measures contained herein, can be accessed on the investor relations menu on Western’s website, www.wnr.com.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, Gallup, New Mexico and Yorktown, Virginia. Western’s asset portfolio also includes refined products terminals in Albuquerque and Bloomfield, New Mexico and Flagstaff, Arizona, asphalt terminals in Phoenix and Tucson, Arizona, Albuquerque, and El Paso, retail service stations and convenience stores in Arizona, Colorado, and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas, and Utah. More information about the Company is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about our estimated cost savings, the benefits from operational changes, reduced cost structure, the strengthening Southwest region, incremental demand for refined products, and the position of the Company for the future. These statements are subject to the general risks inherent in our business and reflect our current expectations regarding these matters. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations and cash flows. For additional information relating to the uncertainties affecting Western’s business you are referred to our filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data

The following tables set forth our summary of historical financial and operating data for the periods indicated below:

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009		2010		2009
	(In thousands, except per share data)
Statement of Operations Data:
Net sales (1)	$2,145,337		$1,583,545		$4,060,732		$2,951,743
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,906,941		1,368,380		3,672,402		2,416,211
Direct operating expenses (exclusive of depreciation and amortization) (1)	113,968		123,940		220,948		257,478
Selling, general and administrative expenses	21,072		27,160		37,573		62,178
Goodwill impairment loss	—		299,552		—		299,552
Maintenance turnaround expense	—		3,218		23,286		3,322
Depreciation and amortization	34,759		40,417		69,041		74,657
Total operating costs and expenses	2,076,740		1,862,667		4,023,250		3,113,398
Other income (expense):
Operating income (loss)	68,597		(279,122)		37,482		(161,655)
Interest income	136		37		166		180
Interest expense	(37,295)		(27,968)		(74,069)		(55,023)
Amortization of loan fees	(2,420)		(1,483)		(4,834)		(3,037)
Write-off of unamortized loan fees	—		(9,047)		—		(9,047)
Other income (expense), net	4,213		3,711		3,919		4,633
Income (loss) before income taxes	33,231		(313,872)		(37,336)		(223,949)
Provision for income taxes	(18,878)		6,555		21,000		(24,440)
Net income (loss)	$14,353	$	(307,317)	$	(16,336)	$	(248,389)

Basic earnings per share	$0.16	$	(4.20)	$	(0.19)	$	(3.51)
Diluted earnings per share	$0.16	$	(4.20)	$	(0.19)	$	(3.51)
Dividends declared per common share	$—		$—		$—		$—
Weighted average basic shares outstanding	88,222		72,561		88,115		70,202
Weighted average dilutive shares outstanding	88,222		72,561		88,115		70,202
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$1,449		$23,695	$	(146,123)		$120,535
Investing activities	(18,153)		(30,686)		(36,891)		(69,341)
Financing activities	11,750		(783)		128,500		(64,556)
Other Data:
Adjusted EBITDA (2)	$107,705		$29,459		$133,894		$171,380
Capital expenditures	18,238		31,073		37,081		69,728
Balance Sheet Data (at end of period):
Cash and cash equivalents					$20,376		$66,455
Working capital					303,808		372,435
Total assets					2,846,299		2,868,690
Total debt					1,252,847		1,070,710
Stockholders’ equity					674,047		785,027
_____________

(1)
Excludes $808.8 million, $1,483.8 million, $478.7 million, and $866.9 million of intercompany sales; $807.3 million, $1,481.0 million, $477.4 million, and $864.0 million of intercompany cost of products sold; and $1.5 million, $2.8 million, $1.3 million, and $2.9 million of intercompany direct operating expenses for the three and six months ended June 30, 2010 and 2009, respectively.

(2)
Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, depreciation, amortization, maintenance turnaround expense, LCM inventory reserve adjustments, and goodwill impairment loss.  However, Adjusted EBITDA is not a recognized measurement under GAAP.  Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.  In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, and the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA), acquisitions, and certain non-cash charges, items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP.  Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business.  We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.  The following table reconciles net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009		2010		2009
	(In thousands, except per share data)

Net income (loss)	$14,353	$	(307,317)	$	(16,336)	$	(248,389)
Interest expense	37,295		27,968		74,069		55,023
Provision for income taxes	18,878		(6,555)		(21,000)		24,440
Amortization of loan fees	2,420		1,483		4,834		3,037
Write-off of unamortized loan fees	—		9,047		—		9,047
Depreciation and amortization	34,759		40,417		69,041		74,657
Maintenance turnaround expense	—		3,218		23,286		3,322
Goodwill impairment loss	—		299,552		—		299,552
Net change in LCM reserve	—		(38,354)		—		(49,309)
Adjusted EBITDA	$107,705		$29,459		$133,894		$171,380

Refining Segment

The following tables present the segment financial data for our refining group, including other revenues and expenses not specific to a particular refinery:

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009		2010	2009
	(In thousands, except per barrel data)
Statement of Operations Data:
Net sales (including intersegment sales)	$2,132,920		$1,518,911	$4,050,878		$2,811,579
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,940,548		1,348,156	3,747,703		2,361,481
Direct operating expenses (exclusive of depreciation and amortization)	86,261		95,233	168,364		200,635
Selling, general, and administrative expenses	5,109		9,182	8,190		19,777
Goodwill impairment loss	—		230,712	—		230,712
Maintenance turnaround expense	—		3,218	23,286		3,322
Depreciation and amortization	29,501		35,234	58,777		64,476
Total operating costs and expenses	2,061,419		1,721,735	4,006,320		2,880,403
Operating income (loss)	$71,501	$	(202,824)	$44,558	$	(68,824)

Key Operating Statistics:
Total sales volume (bpd) (2)	264,964		244,438	257,336		252,401
Total refinery production (bpd)	215,043		209,772	203,835		218,917
Total refinery throughput (bpd) (3)	216,948		211,184	205,027		220,268
Per barrel of throughput:
Refinery gross margin (1) (4)	$9.74		$8.89	$8.17		$11.29
Gross profit (1) (4)	8.25		7.05	6.59		9.67
Direct operating expenses (5)	4.37		4.96	4.54		5.03

The following tables set forth our summary refining throughput and production data for the periods presented below:

All Refineries

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Refinery product yields (bpd)
Gasoline	112,292	110,015	106,950	114,382
Diesel and jet fuel	82,388	78,130	77,750	81,818
Residuum	5,196	5,215	4,613	5,780
Other	8,776	9,740	8,474	10,047
Liquid products	208,652	203,100	197,787	212,027
By-products (coke)	6,391	6,672	6,048	6,890
Total	215,043	209,772	203,835	218,917

Refinery throughput (bpd)
Sweet crude oil	137,941	126,493	132,119	127,644
Sour or heavy crude oil	59,617	62,898	54,997	67,809
Other feedstocks/blendstocks	19,390	21,793	17,911	24,815
Total	216,948	211,184	205,027	220,268

El Paso Refinery

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	66,178	62,791	61,978	66,187
Diesel and jet fuel	53,890	46,337	49,283	49,133
Residuum	5,196	5,215	4,613	5,780
Other	3,352	3,309	3,079	3,429
Total refinery production (bpd)	128,616	117,652	118,953	124,529

Refinery throughput (bpd)
Sweet crude oil	111,279	99,704	102,792	101,992
Sour crude oil	12,524	11,098	11,084	13,960
Other feedstocks/blendstocks	6,915	8,743	6,850	10,641
Total refinery throughput (bpd)	130,718	119,545	120,726	126,593

Total sales volume (bpd) (2)	158,573	135,700	152,904	140,388
Per barrel of throughput:
Refinery gross margin (4)	$11.57	$9.13	$9.45	$11.46
Direct operating expenses (5)	3.44	3.71	3.59	3.77

Yorktown Refinery

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	29,041	29,173	29,199	31,215
Diesel and jet fuel	21,995	23,763	22,588	24,939
Other	4,599	5,258	4,572	5,532
Liquid products	55,635	58,194	56,359	61,686
By-products (coke)	6,391	6,672	6,048	6,890
Total refinery production (bpd)	62,026	64,866	62,407	68,576

Refinery throughput (bpd)
Sweet crude oil	4,977	1	8,875	14
Heavy crude oil	47,093	51,800	43,913	53,849
Other feedstocks/blendstocks	9,289	11,789	8,535	13,160
Total refinery throughput (bpd)	61,359	63,590	61,323	67,023

Total sales volume (bpd) (2)	69,901	70,676	70,144	75,559
Per barrel of throughput:
Refinery gross margin (1) (4)	$2.41	$7.10	$2.61	$9.59
Direct operating expenses (5)	4.72	5.43	4.63	5.31

Four Corners Refineries

	Three Months Ended June 30,		Six Months Ended June 30,
	2010 (6)	2009	2010 (6)	2009
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	17,073	18,051	15,773	16,980
Diesel and jet fuel	6,503	8,030	5,879	7,746
Other	825	1,173	823	1,086
Total refinery production (bpd)	24,401	27,254	22,475	25,812

Refinery throughput (bpd)
Sweet crude oil	21,685	26,788	20,452	25,638
Other feedstocks/blendstocks	3,186	1,261	2,526	1,014
Total refinery throughput (bpd)	24,871	28,049	22,978	26,652

Total sales volume (bpd) (2)	36,490	38,062	34,288	36,454
Per barrel of throughput:
Refinery gross margin (4)	$18.16	$16.22	$16.84	$17.23
Direct operating expenses (5)	6.20	8.21	6.81	9.06

_____________

(1)
Cost of products sold for the three and six months ended June 30, 2009 included non-cash LCM recovery adjustments of $38.3 million and $49.3 million, respectively, related to valuing our Yorktown inventories to net realizable market values.  These non-cash adjustments resulted in a corresponding increase of $1.99 and $1.24 in combined refinery gross margin per throughput barrel for three and six months ended June 30, 2009, respectively.  The increase in Yorktown’s gross margin was $6.63 and $4.06 for the three and six months ended June 30, 2009.  Also included in cost of products sold for the three and six months ended June 30, 2009 are $11.3 million and $12.5 million, respectively, in economic hedging losses previously reported as loss from derivative activities.

(2)	Includes sales of refined products sourced from our refinery production as well as refined products purchased from third parties.

(3)	Total refinery throughput includes crude oil, other feedstocks, and blendstocks.

(4)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented.  Economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries.  Cost of products sold does not include any depreciation or amortization.  Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products.  Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations.  Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

The following table reconciles gross profit to refinery gross margin for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands, except per barrel data)

Net sales (including intersegment sales)	$2,132,920	$1,518,911	$4,050,878	$2,811,579
Cost of products sold (exclusive of depreciation and amortization) (1)	1,940,548	1,348,156	3,747,703	2,361,481
Depreciation and amortization	29,501	35,234	58,777	64,476
Gross profit	162,871	135,521	244,398	385,622
Plus depreciation and amortization	29,501	35,234	58,777	64,476
Refinery gross margin	$192,372	$170,755	$303,175	$450,098

Refinery gross margin per refinery
throughput barrel	$9.74	$8.89	$8.17	$11.29
Gross profit per refinery
throughput barrel	$8.25	$7.05	$6.59	$9.67

(5)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented.  Direct operating expenses do not include any depreciation or amortization.

(6)
In late November 2009, we consolidated refining operations in the Four Corners region to produce refined products at the Gallup refinery only and have indefinitely suspended refining operations at our Bloomfield refinery.

Retail Segment

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009		2010	2009
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$184,212		$157,061	$342,792		$289,737
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	158,261		132,285	296,408		243,607
Direct operating expenses (exclusive of depreciation and amortization)	16,842		16,526	33,008		32,325
Selling, general and administrative expenses	1,262		1,750	1,964		3,217
Goodwill impairment loss	—		27,610	—		27,610
Depreciation and amortization	2,729		2,610	5,135		4,883
Total operating costs and expenses	179,094		180,781	336,515		311,642
Operating income (loss)	$5,118	$	(23,720)	$6,277	$	(21,905)

Operating Data:
Fuel gallons sold (in thousands)	52,884		52,205	99,248		101,508
Fuel margin per gallon (1)	$0.20		$0.18	$0.18		$0.17
Merchandise sales	49,250		49,272	$92,001		$93,210
Merchandise margin (2)	28.7%		28.7%	28.3%		28.4%
Operating retail outlets at period end	150		152	150		152

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands, except per gallon data)
Net sales:
Fuel sales	$149,091	$120,855	$276,387	$218,514
Excise taxes included in fuel revenues	(20,452)	(19,077)	(37,933)	(34,244)
Merchandise sales	49,250	49,272	92,001	93,210
Other sales	6,323	6,011	12,337	12,257
Net sales	$184,212	$157,061	$342,792	$289,737

Cost of products sold:
Fuel cost of products sold	$138,727	$111,565	$258,868	$201,543
Excise taxes included in fuel cost of products sold	(20,452)	(19,077)	(37,933)	(34,244)
Merchandise cost of products sold	35,131	35,123	65,968	66,778
Other cost of products sold	4,855	4,674	9,505	9,530
Cost of products sold	$158,261	$132,285	$296,408	$243,607

Fuel margin per gallon (1)	$0.20	$0.18	$0.18	$0.17

_____________

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales.  Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Wholesale Segment

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009		2010	2009
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$637,048		$386,313	$1,150,886		$717,324
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	615,407		365,506	1,109,297		675,176
Direct operating expenses (exclusive of depreciation and amortization)	12,433		13,354	22,394		27,362
Selling, general and administrative expenses	2,937		4,142	4,876		8,900
Goodwill impairment loss	—		41,230	—		41,230
Depreciation and amortization	1,319		1,397	2,704		2,811
Total operating costs and expenses	632,096		425,629	1,139,271		755,479
Operating income (loss)	$4,952	$	(39,316)	$11,615	$	(38,155)

Operating Data:
Fuel gallons sold (in thousands)	224,717		198,824	431,791		397,924
Fuel margin per gallon (1)	$0.07		$0.07	$0.07		$0.07
Lubricant sales	$26,070		$28,348	$49,462		$60,135
Lubricant margins (2)	11.0%		7.9%	11.4%		8.4%

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands, except per gallon data)
Net sales:
Fuel sales	$666,203	$401,889	$1,206,794	$751,100
Excise taxes included in fuel sales	(62,594)	(51,450)	(120,001)	(108,164)
Lubricant sales	26,070	28,348	49,462	60,135
Other sales	7,369	7,526	14,631	14,253
Net sales	$637,048	$386,313	$1,150,886	$717,324

Cost of products sold:
Fuel cost of products sold	$650,361	$388,095	$1,177,460	$723,018
Excise taxes included in fuel sales	(62,594)	(51,450)	(120,001)	(108,164)
Lubricant cost of products sold	23,213	26,101	43,827	55,074
Other cost of products sold	4,427	2,760	8,011	5,248
Cost of products sold	$615,407	$365,506	$1,109,297	$675,176

Fuel margin per gallon (1)	$0.07	$0.07	$0.07	$0.07

_____________

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold.

(2)
Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales.  Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Reconciliation of Special Items

We present below certain additional financial measures that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.

We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period.  We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business.  Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.  These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009		2010		2009
	(In thousands, except per share data)

Earnings (loss) before income taxes	$33,231	$	(313,872)	$	(37,336)	$	(223,949)
Goodwill impairment loss (1)	—		299,552		—		299,552
Non-cash LCM inventory adjustment (2)	—		(38,354)		—		(49,309)
Earnings (loss) before income taxes excluding special items	33,231		(52,674)		(37,336)		26,294
Recomputed income taxes after special items	(18,878)		24,125		21,000		(8,493)
Net income (loss) excluding special items	$14,353	$	(28,549)	$	(16,336)		$17,801

Diluted earnings (loss) per share excluding special items	$0.16	$	(0.39)	$	(0.19)		$0.25

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(1)
During the second quarter of 2009, we determined that the goodwill in four of our six reporting units was impaired, which resulted in a pre-tax and after-tax goodwill impairment loss of $299.6 million in that quarter.  The goodwill impairment loss is included in the refining, retail, and wholesale segment’s operating income but is excluded from the operating results presented here in order to make that information comparable between periods.

(2)
During the fourth quarter of 2008, we recoded an adjustment to reduce the carrying value of our inventories to the lower of cost or market, which resulted in a pre-tax increase of cost of products sold of $61.0 million.  During the first and second quarters of 2009, reversing adjustments to value our inventories at the lower of cost or market were recorded, which resulted in a pre-tax decrease in cost of products sold of $49.3 million and $38.4 million for the three and six months ended June 30 , 2009, respectively ($33.4 million and $20.8 million after tax).  This charge and reversal are included in the refining segment’s operating income, but are excluded form the operating results presented here in order to make that information comparable between periods.